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                                                                    Exhibit 99.1
















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                               MOTIENT CORPORATION

                           2004 RESTRICTED STOCK PLAN
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                                TABLE OF CONTENTS
                                                                            PAGE
                                                                            ----

1.       PURPOSE...............................................................1

2.       DEFINITIONS...........................................................1

   2.1        AFFILIATE........................................................1
   2.2        AWARD AGREEMENT..................................................1
   2.3        BENEFIT ARRANGEMENT..............................................1
   2.4        BOARD............................................................1
   2.5        CAUSE............................................................1
   2.6        CODE.............................................................1
   2.7        COMMITTEE........................................................1
   2.8        COMPANY..........................................................1
   2.9        CORPORATE TRANSACTION............................................1
   2.10       DISABILITY.......................................................2
   2.11       EFFECTIVE DATE...................................................2
   2.12       EXCHANGE ACT.....................................................2
   2.13       FAIR MARKET VALUE................................................2
   2.14       FAMILY MEMBER....................................................2
   2.15       GRANT............................................................2
   2.16       GRANTEE..........................................................2
   2.17       OTHER AGREEMENT..................................................2
   2.18       OUTSIDE DIRECTOR.................................................3
   2.19       PLAN.............................................................3
   2.20       PUBLIC COMPANY...................................................3
   2.21       PURCHASE PRICE...................................................3
   2.22       RESTRICTED STOCK.................................................3
   2.23       RULE 16B-3.......................................................3
   2.24       SECURITIES ACT...................................................3
   2.25       SERVICE..........................................................3
   2.26       SERVICE PROVIDER.................................................3
   2.27       STOCK............................................................3
   2.28       SUBSIDIARY.......................................................3

3.       ADMINISTRATION OF THE PLAN............................................3

   3.1        BOARD............................................................3
   3.2        COMMITTEE........................................................4
   3.3        GRANTS...........................................................4
   3.4        DEFERRAL ARRANGEMENT.............................................5
   3.5        NO LIABILITY.....................................................5

4.       STOCK SUBJECT TO THE PLAN.............................................5

5.       EFFECTIVE DATE, DURATION AND AMENDMENTS...............................5

   5.1        EFFECTIVE DATE...................................................5
   5.2        TERM.............................................................5
   5.3        AMENDMENT AND TERMINATION OF THE PLAN............................5

6.       GRANT ELIGIBILITY AND LIMITATIONS.....................................6

   6.1        COMPANY OR SUBSIDIARY EMPLOYEES; SERVICE PROVIDERS; OTHER
                PERSONS........................................................6
   6.2        SUCCESSIVE GRANTS................................................6
   6.3        TANDEM AND SUBSTITUTE GRANTS.....................................6

7.       AWARD AGREEMENT.......................................................6

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8.       TERMS AND CONDITIONS OF RESTRICTED STOCK..............................6

   8.1        GENERAL..........................................................6
   8.2        RESTRICTED STOCK CERTIFICATES....................................6
   8.3        RIGHTS OF HOLDERS OF RESTRICTED STOCK............................6
   8.4        FORFEITURE OF RESTRICTED STOCK...................................7
   8.5        PURCHASE OF RESTRICTED STOCK.....................................7
   8.6        RELEASED SHARES..................................................7

9.       TRANSFERABILITY.......................................................7

   9.1        TRANSFERABILITY..................................................7
   9.2        FAMILY TRANSFERS.................................................7

10.      PARACHUTE LIMITATIONS.................................................8

11.      REPURCHASE OF STOCK BY COMPANY........................................8

   11.1       REPURCHASE OF STOCK..............................................8
   11.2       EXERCISE OF COMPANY'S RIGHTS.....................................8
   11.3       PLEDGE OR HYPOTHECATION..........................................9

12.      REQUIREMENTS OF LAW...................................................9

   12.1       GENERAL.........................................................10
   12.2       RULE 16B-3......................................................10

13.      EFFECT OF CHANGES IN CAPITALIZATION..................................10

   13.1       CHANGES IN STOCK................................................10
   13.2       REORGANIZATION IN WHICH THE COMPANY IS THE SURVIVING ENTITY
              WHICH DOES NOT CONSTITUTE A CORPORATE TRANSACTION11
   13.3       CORPORATE TRANSACTION...........................................11
   13.4       ADJUSTMENTS.....................................................11
   13.5       NO LIMITATIONS ON COMPANY.......................................11

14.      GENERAL PROVISIONS...................................................11

   14.1       DISCLAIMER OF RIGHTS............................................11
   14.2       NONEXCLUSIVITY OF THE PLAN......................................12
   14.3       WITHHOLDING TAXES...............................................12
   14.4       CAPTIONS........................................................12
   14.5       OTHER PROVISIONS................................................12
   14.6       NUMBER AND GENDER...............................................12
   14.7       SEVERABILITY....................................................12
   14.8       GOVERNING LAW...................................................12

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                               MOTIENT CORPORATION

                           2004 RESTRICTED STOCK PLAN


         Motient Corporation, a Delaware corporation (the "Company"), sets forth herein the terms of its 2004 Restricted Stock Plan (the "Plan"), as follows:

1.       PURPOSE

         The Plan is intended to enhance the Company's and its Affiliates' (as defined herein) ability to attract and retain highly qualified officers, directors, key employees and other persons, and to motivate such officers, directors, key employees and other persons to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such officers, directors, key employees and other persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of restricted stock, as provided herein.

2.       DEFINITIONS

         For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

         2.1 "AFFILIATE" means, with respect to the Company, any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary.

         2.2 "AWARD AGREEMENT" means the written agreement between the Company and a Grantee that evidences and sets out the terms and conditions of a Grant.

         2.3 "BENEFIT ARRANGEMENT" shall have the meaning set forth in SECTION 10 hereof.

         2.4 "BOARD" means the Board of Directors of the Company.

         2.5 "CAUSE" means, as determined by the Board and unless otherwise provided in an applicable agreement with the Company or an Affiliate, (i) gross negligence or willful misconduct in connection with the performance of duties;
(ii) conviction of a criminal offense (other than minor traffic offenses); or
(iii) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between the Service Provider and the Company or an Affiliate.

         2.6 "CODE" means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

         2.7 "COMMITTEE" means a committee of, and designated from time to time by resolution of, the Board, which shall be constituted as provided in SECTION 3.2.

         2.8 "COMPANY" means Motient Corporation.

         2.9 "CORPORATE TRANSACTION" means (i) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity,
(ii) a sale of substantially all of the assets of the Company to another person or entity, or (iii) any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) which results in any person or entity (other than persons who are shareholders or Affiliates immediately prior to the transaction) owning 50% or more of the combined voting power of all classes of stock of the Company.

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         2.10 "DISABILITY" means the Grantee is unable to perform each of the essential duties of such Grantee's position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 MONTHS.

         2.11 "EFFECTIVE DATE" means August 10, 2004, the date the Plan was approved by the Board.

         2.12 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

         2.13 "FAIR MARKET VALUE" means the market price of Stock, determined by the Committee as follows:

                  (a) If the Stock was traded over-the-counter on the date in question but was not classified as a national market issue, and is regularly traded in this manner, then the Fair Market Value shall be equal to the mean between the last reported representative bid and asked prices quoted by the Nasdaq system for such date;

                  (b) If the Stock were traded over-the-counter on the date in question and was classified as a national market issue, and is regularly traded in this manner, then the Fair Market Value shall be equal to the last-transaction price quoted by the Nasdaq system for such date;

                  (c) If the Stock was traded on a stock exchange on the date in question, and is regularly traded in this manner, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date; and

                  (d) If none of the foregoing is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

         Whenever possible, the determination of Fair Market Value by the Committee under paragraphs (a), (b), or (c) shall be based on the prices reported in THE WALL STREET JOURNAL. Such determination shall be conclusive and binding on all persons.

         2.14 "FAMILY MEMBER" means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Grantee, any person sharing the Grantee's household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which any one or more of these persons (or the Grantee) control the management of assets, and any other entity in which one or more of these persons (or the Grantee) own more than fifty percent of the voting interests.

         2.15 "GRANT" means an award of Restricted Stock under the Plan.

         2.16 "GRANTEE" means a person who receives or holds a Grant under the Plan.

         2.17 "OTHER AGREEMENT" shall have the meaning set forth in SECTION 10 hereof.

         2.18 "OUTSIDE DIRECTOR" means a member of the Board who is not an officer or employee of the Company.

         2.19 "PLAN" means this Motient Corporation 2004 Restricted Stock Plan.

         2.20 "PUBLIC COMPANY" means (i) the Company has a class of common equity securities required to be registered pursuant to Section 12 of the Exchange Act and has been subject to the reporting requirements of Section 13 of the Exchange Act for a period of at least 90 days immediately preceding the


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event giving rise to the necessity of determining whether the Company is a
Public Company, or (ii) the Company is subject to the reporting requirements of
Section 15(d) of the Exchange Act.

         2.21 "PURCHASE PRICE" means the purchase price for each share of Stock pursuant to a grant of Restricted Stock.

         2.22 "RESTRICTED STOCK" means shares of Stock that are granted pursuant to SECTION 8 of the Plan and that are subject to certain restrictions specified by the Board and reflected in the Award Agreement.

         2.23 "RULE 16B-3" means Rule 16b-3 under the Exchange Act, or any successor rule or regulation under Section 16 of the Exchange Act.

         2.24 "SECURITIES ACT" means the Securities Act of 1933, as now in effect or as hereafter amended.

         2.25 "SERVICE" means service as an employee, officer, director or other Service Provider of the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Grantee's change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be an employee, officer, director or other Service Provider of the Company or an Affiliate. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Board, which determination shall be final, binding and conclusive.

         2.26 "SERVICE PROVIDER" means an employee, officer or director of the Company or an Affiliate, or a consultant or adviser currently providing services to the Company or an Affiliate.

         2.27 "STOCK" means the common stock, par value $.01 per share, of the Company.

         2.28 "SUBSIDIARY" means any "subsidiary corporation" of the Company within the meaning of Section 424(f) of the Code.

3.       ADMINISTRATION OF THE PLAN

         3.1 BOARD.

         The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company's certificate of incorporation and by-laws and applicable law. The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Grant or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Grant or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by unanimous consent of the Board executed in writing in accordance with the Company's certificate of incorporation and by-laws and applicable law. The interpretation and construction by the Board of any provision of the Plan, any Grant or any Award Agreement shall be final and conclusive.

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         3.2 COMMITTEE.

         The Board from time to time may delegate to the Committee such powers and authorities related to the administration and implementation of the Plan, as set forth in SECTION 3.1 above and other applicable provisions, as the Board shall determine, consistent with the certificate of incorporation and by-laws of the Company and applicable law.

                  (i) Except as provided in Subsection (ii) and except as the Board may otherwise determine, the Committee, if any, appointed by the Board to administer the Plan shall consist of two or more Outside Directors of the Company who: (a) qualify as "outside directors" within the meaning of Section 162(m) of the Code and who (b) meet such other requirements as may be established from time to time by the Securities and Exchange Commission for plans intended to qualify for exemption under Rule 16b-3.

                  (ii) The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not be Outside Directors, who may administer the Plan with respect to employees or other Service Providers who are not officers or directors of the Company, may grant Grants under the Plan to such employees or other Service Providers, and may determine all terms of such Grants.

                  (iii) In the event that the Plan, any Grant or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in this Section. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding and conclusive. To the extent permitted by law, the Committee may delegate its authority under the Plan to a member of the Board.

         3.3 GRANTS.

         Subject to the other terms and conditions of the Plan, the Board shall have full and final authority to:

                  (i) designate Grantees,

                  (ii) determine the number of shares of Stock to be subject to a Grant,

                  (iii) establish the terms and conditions of each Grant (including, but not limited to, the Purchase Price, if any, of the shares covered by the Grant and the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, transfer, or forfeiture of a Grant or the shares of Stock subject thereto),

                  (iv) prescribe the form of each Award Agreement evidencing a Grant, and

                  (v) amend, modify, or supplement the terms of any outstanding Grant. Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to modify Grants to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom.

         As a condition to any subsequent Grant, the Board shall have the right, at its discretion, to require Grantees to return to the Company Grants previously made under the Plan. Subject to the terms and conditions of the Plan, any such new Grant shall be upon such terms and conditions as are specified by the Board at the time the new Grant is made. The Board shall have the right, in its discretion, to make Grants in substitution or exchange for any other award under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate. The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof or otherwise in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Grantee. Furthermore, the Company may annul a Grant if the Grantee is an employee of the Company or an Affiliate thereof and is terminated for Cause as defined in the applicable Award Agreement or the Plan, as applicable. Any Grant shall be contingent upon the Grantee executing the appropriate Award Agreement.

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         3.4 DEFERRAL ARRANGEMENT.

         The Board may permit or require the deferral of any award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock equivalents and restricting deferrals to comply with hardship distribution rules affecting 401(k) plans.

         3.5 NO LIABILITY.

         No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Grant or Award Agreement.

4.       STOCK SUBJECT TO THE PLAN

         Subject to adjustment as provided in SECTION 13 hereof, the number of shares of Stock available for issuance under the Plan shall be one million (1,000,000). Stock issued or to be issued under the Plan shall be authorized but unissued shares; or, to the extent permitted by applicable law, issued shares that have been reacquired by the Company. If any shares covered by a Grant are not purchased or are forfeited, or if a Grant otherwise terminates without delivery of any Stock subject thereto, then the number of shares of Stock counted against the aggregate number of shares available under the Plan with respect to such Grant shall, to the extent of any such forfeiture or termination, again be available for making Grants under the Plan.

5.       EFFECTIVE DATE, DURATION AND AMENDMENTS

         5.1 EFFECTIVE DATE.

         The Plan shall be effective as of the Effective Date.

         5.2 TERM.

         The Plan shall terminate automatically 10 years after its adoption by the Board and may be terminated on any earlier date as provided in Section 5.3.

         5.3 AMENDMENT AND TERMINATION OF THE PLAN.

         The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any shares of Stock as to which Grants have not been made. An amendment shall be contingent on approval of the Company's stockholders to the extent stated by the Board or required by applicable law or rule. No Grants shall be made after termination of the Plan. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, impair rights or obligations under any Grant theretofore awarded under the Plan.

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6.       GRANT ELIGIBILITY AND LIMITATIONS

         6.1 COMPANY OR SUBSIDIARY EMPLOYEES; SERVICE PROVIDERS; OTHER PERSONS.

         Subject to this SECTION 6, Grants may be made under the Plan to any Service Provider to the Company or of any Affiliate, including any Outside Director.

         6.2 SUCCESSIVE GRANTS.

         An eligible person may receive more than one Grant, subject to such restrictions as are provided herein.

         6.3 TANDEM AND SUBSTITUTE GRANTS.

         Grants under the Plan may, in the discretion of the Board, be granted in tandem with or in substitution or exchange for any other Grant or any award granted under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate, or any other right of a Grantee to receive payment from the Company or any Affiliate. Such tandem and substitute or exchange Grants may be granted at any time. If a Grant is made in substitution or exchange for another Grant, the Board shall require the surrender of such other Grant in consideration for the new Grant.

7.       AWARD AGREEMENT

         Each Grant pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine, which specifies the number of shares subject to the Grant, the vesting provisions and the other terms and conditions of the Grant. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan.

8.       TERMS AND CONDITIONS OF RESTRICTED STOCK

         8.1 GENERAL.

         The Board may make Grants of Restricted Stock to Grantees. Shares of Restricted Stock shall be subject to such restrictions and other terms and conditions as the Board may determine to be appropriate (including, without limitation, with respect to vesting), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Board may deem appropriate. Grants of Restricted Stock may be made for no consideration (other than the par value of the shares, which is deemed paid by Services already rendered).

         8.2 RESTRICTED STOCK CERTIFICATES.

         Any Restricted Stock granted under the Plan may be evidenced in such manner as the Board may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. The Board may provide in an Award Agreement that either (i) the Secretary of the Company shall hold any certificates issued for the Grantee's benefit until such time as the Restricted Stock is forfeited to the Company or any restrictions lapse, or (ii) any certificates issued by the Company shall be delivered to the Grantee; PROVIDED, HOWEVER, that in the event any stock certificate is issued in respect of shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Grantee and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

         8.3 RIGHTS OF HOLDERS OF RESTRICTED STOCK.

         Unless the Board otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock. The Board may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Grant.

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         8.4 FORFEITURE OF RESTRICTED STOCK.

         Except as otherwise determined by the Board and/or as permitted in the applicable Award Agreement, upon a Grantee's termination of employment or Service (as determined under criteria established by the Board) for any reason during the period in which shares of Restricted Stock are still subject to restriction, all shares of Restricted Stock still subject to restriction shall be forfeited and reacquired by the Company; PROVIDED, HOWEVER, that the Board may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to shares of Restricted Stock. Upon forfeiture of Restricted Stock, the Grantee shall have no further rights with respect to such Grant, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to shares of Restricted Stock.

         8.5 PURCHASE OF RESTRICTED STOCK.

         The Grantee shall be required, to the extent required by applicable law, to purchase the Restricted Stock from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or (ii) the Purchase Price, if any, specified in the Award Agreement relating to such Restricted Stock. The Purchase Price may be payable, in the discretion of the Board, in consideration for past Services rendered to the Company or an Affiliate.

         8.6 RELEASED SHARES.

         Unrestricted shares, evidenced in such manner as the Board shall deem appropriate, shall be delivered to the holder of Restricted Stock within a reasonable period after all applicable restrictions have expired, lapsed, or been waived.

9.       TRANSFERABILITY

         9.1 TRANSFERABILITY.

         Except as provided in SECTION 9.2, during any period in which shares of Restricted Stock are still subject to restriction, neither such Restricted Stock nor any beneficial interest therein may be sold, transferred, assigned, pledged, encumbered or otherwise disposed of in any way at any time (including without limitation by operation of law) other than (i) to the Company or its assignees or (ii) to any person on (but only upon) death by will, bequest or the laws of descent and distribution.

         9.2 FAMILY TRANSFERS.

         If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Grant to any Family Member. For the purpose of this SECTION 9.2, a "not for value" transfer is a transfer which is
(i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this SECTION 9.2, any such Grant shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of a transferred Grant are prohibited except to Family Members of the original Grantee in accordance with this SECTION 9.2 or by will, bequest or the laws of descent and distribution. The events of termination of employment or service of SECTION 8.4 hereof shall continue to be applied with respect to the original Grantee, following which the Grant shall be forfeited and reacquired by the Company, in accordance with SECTION 8.4.

                                       7
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10.      PARACHUTE LIMITATIONS

         Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or any Affiliate, except an agreement, contract, or understanding hereafter entered into that expressly modifies or excludes application of this paragraph (an "OTHER AGREEMENT"), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a "BENEFIT ARRANGEMENT"), if the Grantee is a "disqualified individual," as defined in Section 280G(c) of the Code, any Restricted Stock held by the Grantee shall not become vested (i) to the extent that such vesting, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any benefit to the Grantee under this Plan to be considered a "parachute payment" within the meaning of Section 280G(b)(2) of the Code as then in effect (a "PARACHUTE PAYMENT") and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such benefit to be considered a Parachute Payment. In the event that the receipt of any such vesting under this Plan, in conjunction with all other rights, payments, or benefits to or for the Grantee under any Other Agreement or any Benefit Arrangement would cause the Grantee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Grantee as described in clause (ii) of the preceding sentence, then the Grantee shall have the right, in the Grantee's sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the benefit to the Grantee under this Plan be deemed to be a Parachute Payment.

11.      REPURCHASE OF STOCK BY COMPANY

         11.1 REPURCHASE OF STOCK.

         Except to the extent otherwise provided in any stockholders agreement or any Award Agreement to which a Grantee is or may become a party, and subject to SECTION 9, if the Company is not a Public Company, and the Grantee or any other person desires to make a disposition of all or any portion of shares of Stock in the Company acquired pursuant to a Grant granted under the Plan (or any shares of Stock or securities received in exchange therefor or on account thereof) to any person other than the Company, and has not received the prior written consent of the Company, the Grantee shall first notify the Company and offer to sell his or her shares of Stock or other securities to the Company at the Fair Market Value on the date of notification.

         The offer to sell shall be in writing and shall include the offering price per share of Stock or other security, the number of shares to be transferred, and the date of the proposed disposition of the shares. The offer shall be delivered to the Company by certified mail, return-receipt requested or in such other form as may be designated by the Board from time to time. The Company shall have the option to acquire such Stock or other securities for their Fair Market Value (as of the date of notification) for a period of 90 days following the date of notification. Likewise, upon the death of the Grantee, or any other person holding stock acquired pursuant to an Award granted pursuant to the Plan (or any Stock or equity securities received in exchange therefor or on account thereof), the Company shall have the option to acquire such stock or securities for their then Fair Market Value, for a period of 90 days following the date the Company is notified of such holder's death.

         11.2 EXERCISE OF COMPANY'S RIGHTS.

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         If the Company elects to exercise any option reserved to the Company in
SECTION 11.1, above, the Company shall do so by giving notice to the Grantee or the Grantee's successor, at the last address of the Grantee or the Grantee's successor that was provided to the Company in writing, within the time prescribed above, by certified mail, return-receipt requested or in such other form as designated by the Board from time to time.

         If the Company does not exercise its right to repurchase the shares of Stock or other securities, the holder of such shares of Stock or other securities may dispose of the shares of Stock or other securities to the person named in the notice, to the extent such holder has notified the Company in compliance with SECTION 11.1, above, for a period of 90 days after the expiration of the Company's repurchase option, provided that the holder shall not make a disposition at a price or on terms more favorable to the purchaser than those stated in the notice to the Company without affording the Company a further period of 30 days within which to acquire such shares of Stock or other securities at the then Fair Market Value.

         11.3 PLEDGE OR HYPOTHECATION.

         If the Grantee or any person desires to make a pledge or hypothecation of all or any part of shares of Stock acquired pursuant to an Award granted under the Plan (or any shares of Stock or securities received in exchange therefor or on account thereof) as security for a loan, or performance of any obligation, the Grantee or other person shall notify the Company in writing of the intention to do so. Subject to SECTION 9, such pledge or hypothecation or any transfer pursuant thereto shall be effective only if both of the following conditions occur: (i) the pledgee agrees to be bound by the terms of the Agreement entered into under to the Plan and agrees to notify the Company in writing within 10 days after any default of the pledgor with respect to the obligation; and (ii) the pledgor and pledgee agree in writing that any default with respect to the obligation shall be treated as a disposition by the pledgor of all of the shares of Stock or securities pledged, and the Company shall have the option, as described under SECTION 11.1, to purchase such shares of Stock or securities at their Fair Market Value.

12.      REQUIREMENTS OF LAW

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

         12.1 GENERAL.

         The Company shall not be required to sell or issue any shares of Stock under any Grant if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising an Grant, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations, or of the Company's insider trading policy then in effect. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to a Grant upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any transferee of the Grantee unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Grant. Specifically, in connection with the Securities Act, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Grant, the Company shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the Grantee or transferee of the Grantee may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that the shares of Stock covered by such Grant are registered or are exempt from registration, the Grant (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

         12.2 RULE 16B-3.

         During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Grants pursuant to the Plan will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

13.      EFFECT OF CHANGES IN CAPITALIZATION

         13.1 CHANGES IN STOCK.

         If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the


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

number and kinds of shares for which Grants may be made under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which Grants are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company's stockholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Company may, in such manner as the Company deems appropriate, adjust the number and kind of shares subject to outstanding Grants.

         13.2 REORGANIZATION IN WHICH THE COMPANY IS THE SURVIVING ENTITY WHICH DOES NOT CONSTITUTE A CORPORATE TRANSACTION.

         Subject to SECTION 13.3 hereof, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities which does not constitute a Corporate Transaction, any Grant theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Grant would have been entitled immediately following such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement evidencing a Grant, any restrictions applicable to such Grant shall apply as well to any replacement shares received by the Grantee as a result of the reorganization, merger or consolidation.

         13.3 CORPORATE TRANSACTION.

         Subject to the exceptions set forth in the last sentence of this
SECTION 13.3 and the last sentence of SECTION 13.4, fifteen days prior to the scheduled consummation of a Corporate Transaction, all restrictions then in effect for outstanding Grants under the Plan shall automatically expire and the Grants shall be fully vested. This SECTION 13.3 shall not apply to any Corporate Transaction to the extent that provision is made in writing in connection with such Corporate Transaction for the assumption or continuation of the Grants theretofore granted, or for the substitution for such Grants for new common stock relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and prices, in which event the Plan, Grants theretofore granted shall continue in the manner and under the terms so provided.

         13.4 ADJUSTMENTS.

         Adjustments under this SECTION 13 related to shares of Stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Board may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, for different provisions to apply to a Grant in place of those described in SECTIONS 13.1, 13.2 and 13.3.

         13.5 NO LIMITATIONS ON COMPANY.

         The making of Grants pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

14.      GENERAL PROVISIONS

         14.1 DISCLAIMER OF RIGHTS.

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

         No provision in the Plan or in any Grant or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Grant granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a director, officer, consultant or employee of the Company or an Affiliate. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

         14.2 NONEXCLUSIVITY OF THE PLAN.

         The adoption of the Plan shall not be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of restricted stock otherwise than under the Plan.

         14.3 WITHHOLDING TAXES.

         The Company or an Affiliate, as the case may be, shall have the right to require the Grantee to pay to the Company or such Affiliate, or to deduct from payments of any kind otherwise due to a Grantee, any Federal, state, or local taxes of any kind required by law to be withheld with respect to the issuance or vesting of any shares of Restricted Stock.

         14.4 CAPTIONS.

         The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

         14.5 OTHER PROVISIONS.

         Each Grant under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion.

         14.6 NUMBER AND GENDER.

         With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

         14.7 SEVERABILITY.

         If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

         14.8 GOVERNING LAW.

         The validity and construction of this Plan and the instruments evidencing the Grant hereunder shall be governed by the law of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Grants hereunder to the substantive laws of any other jurisdiction.


                                      * * *

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



         To record adoption of the Plan by the Board as of August 10, 2004, the Company has caused its authorized officer to execute the Plan.




                                             MOTIENT CORPORATION



                                             By: /S/ Robert Macklin
                                                 ----------------------
                                             Name: Robert Macklin
                                             Title: General Counsel & Secretary


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